Yichien Yeh, CPA

21738 51st AVENUE  OAKLAND GARDENS, NY 11364  TEL (646) 243-0425  FAX (646) 389-0987

September 21, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 21, 2015 of China Senior Living Industry

International  Holding  Corporation  and  are  in  agreement  with  the  statements  contained  therein  as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA